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                                                                    Exhibit 24.5

                            POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Orion Healthcare Technology, Inc., an Iowa corporation, which is filing with the Securities and Exchange Commission and various state securities regulatory agencies the applicable registration statements and amendments thereto, including post-effective amendments and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (collectively, "Registration Statements") for the public offering of shares of its Common Stock, hereby constitutes and appoints William C. Allan his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statements, and to file the same, with any necessary exhibits thereto, and other documents in connection therewith, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, and fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been executed as of this 2nd day of March, 2001.

                                              /s/ George L. Morgan
                                              -------------------------------
                                              George L. Morgan, Director